Exhibit 31.4
Rule 13a-14(a) CERTIFICATION

I, John J. McCabe, certify that:

1.            I have reviewed this Amendment No. 1 on Form 10-Q/A of Eleven Biotherapeutics, Inc.; and

2.            Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ John J. McCabe
John J. McCabe
Senior Vice President of Finance
(Principal Financial Officer)

Date: November 6, 2015